UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 ____________________

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

March 28, 2016

 ____________________

SUPERIOR DRILLING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Utah (State of Incorporation) 1583 South 1700 East Vernal, Utah (Address of principal executive offices)	46-4341605 (I.R.S. Employer Identification No.) 84078 (Zip code)

Commission File Number: 001-36453

Registrant’s telephone number, including area code: (435) 789-0594

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective March 8, 2016, Superior Drilling Products, Inc. (the “Company”) announced the completion of a $3 million credit facility, pursuant to a Loan and Security Agreement (the “Loan Agreement”) among the Company and certain of its subsidiaries, as the borrowers, and Federal National Commercial Credit, as lender (the “Lender”).

On March 28, 2016, the Company and Lender entered into an amendment to the Loan Agreement to modify and amend certain provisions thereof (the “Amendment”). The Amendment modified the Fixed Charge Coverage Ratio (as defined in the Amendment), which now requires that the Company maintain a Fixed Charge Coverage Ratio of not less than: (1) 0.10x tested monthly from June 30, 2016 through August 31, 2016; (2) 0.35x tested on September 30, 2016 and October 31, 2016; and (3) 1.00x tested on November 30, 2016 and each month thereafter. There were no other amendments to the Loan Agreement.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Amendment and the Loan Agreement which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Loan and Security Agreement among Superior Drilling Products, Inc., Superior Drilling Solutions, LLC, Hard Rock, LLC and Extreme Technologies, LLC as co-Borrowers and Federal National Commercial Credit as Lender dated March 8, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 10, 2016).

10.1	Amended Loan and Security Agreement among Superior Drilling Products, Inc., Superior Drilling Solutions, LLC, Hard Rock, LLC and Extreme Technologies, LLC as co-Borrowers and Federal National Commercial Credit as Lender dated March 28, 2016.*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2016

SUPERIOR DRILLING PRODUCTS, INC.

/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer